From:    Brendan Conway (media)
414-221-4444
brendan.conway@wecenergygroup.com

    Beth Straka (investment community)
414-221-4639
beth.straka@wecenergygroup.com

    February 4, 2021

WEC Energy Group posts strong 2020 results

MILWAUKEE – WEC Energy Group (NYSE: WEC) today reported net income of $1.20 billion, or $3.79 per share, for 2020. This compares to earnings of $1.13 billion, or $3.58 per share, for 2019.

For the fourth quarter of 2020, WEC Energy Group recorded net income of $239.0 million, or 76 cents per share. This compares to earnings of $243.9 million, or 77 cents per share, for the fourth quarter of 2019.

"In a challenging year, we turned resilience into results for our stockholders, our customers, and our communities," said Gale Klappa, executive chairman. "And our momentum should accelerate in 2021 as we execute our ESG Progress Plan – investing in efficiency, sustainability, and growth."

WEC Energy Group was recently recognized as one of America's Most Responsible Companies by Newsweek and, during the fourth quarter of 2020, We Energies was also honored for superior reliability of its electric delivery network. This marks the tenth consecutive year that We Energies has been named the most reliable utility in the Midwest.

For the full year, retail deliveries of electricity – excluding the iron ore mine in Michigan’s Upper Peninsula – decreased by 2.1 percent. Residential electricity use rose by 5.5 percent.

Electricity consumption by small commercial and industrial customers declined by 4.8 percent. Electricity use by large commercial and industrial customers – excluding the iron ore mine – dropped by 6.5 percent during 2020.

On a weather-normal basis for 2020, retail deliveries of electricity – excluding the iron ore mine – fell by 2.9 percent.

Natural gas deliveries in Wisconsin, excluding gas used for power generation, decreased by 7.9 percent during 2020. On a weather-normal basis, natural gas deliveries were 2.4 percent lower during the year.

At the end of 2020, the company was serving approximately 11,000 more electric customers and 27,000 more natural gas customers than at the same time a year ago.

“Today, we are also reaffirming the company's 2021 earnings guidance. We expect earnings to be in a range of $3.99 to $4.03 per share – in line with our long-term objective of growing earnings at a rate of 5 to 7 percent annually,” Klappa said.

Earnings per share listed in this news release are on a fully diluted basis.

Conference call

A conference call is scheduled for 1 p.m. Central time, Thursday, Feb. 4. The call will review 2020 earnings and the company's outlook for the future.

All interested parties, including stockholders, news media and the general public, are invited to listen. Access the call at 877-683-2228 up to 15 minutes before it begins. The number for international callers is 647-689-5446. The conference ID is 4783763.

Conference call access also is available at wecenergygroup.com. Under ‘Webcasts,’ select ‘Year-End Earnings.’ In conjunction with this earnings announcement, WEC Energy Group will post on its website a package of detailed financial information on its 2020 performance. The materials will be available at 6:30 a.m. Central time, Thursday, Feb. 4.

Replay

A replay will be available on the website and by phone. Access to the webcast replay will be available on the website about two hours after the call. Access to a phone replay also will be available approximately two hours after the call and remain accessible through Feb. 18, 2021. Domestic callers should dial 800-585-8367. International callers should dial 416-621-4642. The replay conference ID is 4783763.

WEC Energy Group (NYSE: WEC), based in Milwaukee, is one of the nation’s premier energy companies, serving 4.6 million customers in Wisconsin, Illinois, Michigan and Minnesota.

The company’s principal utilities are We Energies, Wisconsin Public Service, Peoples Gas, North Shore Gas, Michigan Gas Utilities, Minnesota Energy Resources and Upper Michigan Energy Resources. Another major subsidiary, We Power, designs, builds and owns electric generating plants. In addition, WEC Infrastructure LLC owns a growing fleet of renewable generation facilities in the Midwest.

WEC Energy Group (wecenergygroup.com) is a Fortune 500 company and a component of the S&P 500. The company has approximately 42,000 stockholders of record, 7,500 employees and $37 billion of assets.

Forward-looking statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based upon management’s current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these statements. Forward-looking statements include, among other things, statements concerning management’s expectations and projections regarding earnings and future results. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “should,” “targets,” “will” or similar terms or variations of these terms.

Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: general economic conditions, including business and competitive conditions in the company’s service territories; the extent, duration and impact of the COVID-19 pandemic or any future health pandemics; timing, resolution and impact of rate cases and other regulatory decisions; the company’s ability to continue to successfully integrate the operations of its subsidiaries; availability of the company’s generating facilities and/or distribution systems; unanticipated changes in fuel and purchased power costs; key personnel changes; varying weather conditions; continued industry restructuring and consolidation; continued advances in, and adoption of, new technologies that produce power or reduce power consumption; energy and environmental conservation efforts; the company’s ability to successfully acquire and/or dispose of assets and projects; cyber-security threats and data security breaches; construction risks; equity and bond market fluctuations; changes in the company’s and its subsidiaries’ ability to access the capital markets; the impact of tax reform and any other legislative and regulatory changes, including changes to environmental standards; political developments; current and future litigation and regulatory investigations, proceedings or inquiries; changes in accounting standards; the financial performance of American Transmission Company as well as projects in which the company’s energy infrastructure business invests; the ability of the company to obtain additional generating capacity at competitive prices; goodwill and its possible impairment; and other factors described under the heading “Factors Affecting Results, Liquidity and Capital Resources” in Management’s Discussion and Analysis of Financial Condition and Results of Operations and under the headings “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” contained in the company’s Form 10-K for the year ended December 31, 2019, and in subsequent reports filed with the Securities and Exchange Commission. The company expressly disclaims any obligation to publicly update or revise any forward-looking information.

Tables follow

WEC ENERGY GROUP, INC.

CONSOLIDATED INCOME STATEMENTS (Unaudited)	Three Months Ended		Year Ended
	December 31		December 31
(in millions, except per share amounts)	2020	2019	2020	2019
Operating revenues	$1,933.4	$1,947.5	$7,241.7	$7,523.1

Operating expenses
Cost of sales	657.5	693.0	2,319.5	2,678.8
Other operation and maintenance	604.7	601.4	2,032.2	2,184.8
Depreciation and amortization	249.3	236.2	975.9	926.3
Property and revenue taxes	51.4	53.8	208.0	201.8
Total operating expenses	1,562.9	1,584.4	5,535.6	5,991.7

Operating income	370.5	363.1	1,706.1	1,531.4

Equity in earnings of transmission affiliates	43.0	15.9	175.8	127.6
Other income, net	19.6	25.9	79.5	102.2
Interest expense	117.9	127.2	493.7	501.5
Loss on debt extinguishment	38.4	—	38.4	—
Other expense	(93.7)	(85.4)	(276.8)	(271.7)

Income before income taxes	276.8	277.7	1,429.3	1,259.7
Income tax expense	37.2	33.5	227.9	125.0
Net income	239.6	244.2	1,201.4	1,134.7

Preferred stock dividends of subsidiary	0.3	0.3	1.2	1.2
Net (income) loss attributed to noncontrolling interests	(0.3)	—	(0.3)	0.5
Net income attributed to common shareholders	$239.0	$243.9	$1,199.9	$1,134.0

Earnings per share
Basic	$0.76	$0.77	$3.80	$3.60
Diluted	$0.76	$0.77	$3.79	$3.58

Weighted average common shares outstanding
Basic	315.4	315.4	315.4	315.4
Diluted	316.5	316.7	316.5	316.7

Dividends per share of common stock	$0.6325	$0.5900	$2.5300	$2.3600

WEC ENERGY GROUP, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)	December 31,	December 31,
(in millions, except share and per share amounts)	2020	2019
Assets
Current assets
Cash and cash equivalents	$24.8	$37.5
Accounts receivable and unbilled revenues, net of reserves of $220.1 and $140.0, respectively	1,202.8	1,176.5
Materials, supplies, and inventories	528.6	549.8
Prepayments	263.4	261.8
Other	63.4	68.0
Current assets	2,083.0	2,093.6

Long-term assets
Property, plant, and equipment, net of accumulated depreciation and amortization of $9,364.7 and $8,878.7, respectively	25,707.4	23,620.1
Regulatory assets	3,524.1	3,506.7
Equity investment in transmission affiliates	1,764.3	1,720.8
Goodwill	3,052.8	3,052.8
Other	896.5	957.8
Long-term assets	34,945.1	32,858.2
Total assets	$37,028.1	$34,951.8

Liabilities and Equity
Current liabilities
Short-term debt	$1,776.9	$830.8
Current portion of long-term debt	785.8	693.2
Accounts payable	880.7	908.1
Accrued payroll and benefits	174.0	199.8
Other	530.7	550.8
Current liabilities	4,148.1	3,182.7

Long-term liabilities
Long-term debt	11,728.1	11,211.0
Deferred income taxes	4,059.8	3,769.3
Deferred revenue, net	412.2	497.1
Regulatory liabilities	3,928.1	3,992.8
Environmental remediation liabilities	532.9	589.2
Pension and OPEB obligations	327.0	326.2
Other	1,229.4	1,128.9
Long-term liabilities	22,217.5	21,514.5

Commitments and contingencies

Common shareholders' equity
Common stock – $0.01 par value; 325,000,000 shares authorized; 315,434,531 shares outstanding	3.2	3.2
Additional paid in capital	4,143.7	4,186.6
Retained earnings	6,329.6	5,927.7
Accumulated other comprehensive loss	(6.8)	(4.1)
Common shareholders' equity	10,469.7	10,113.4

Preferred stock of subsidiary	30.4	30.4
Noncontrolling interests	162.4	110.8
Total liabilities and equity	$37,028.1	$34,951.8

WEC ENERGY GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)	Year Ended
	December 31
(in millions)	2020	2019
Operating activities
Net income	$1,201.4	$1,134.7
Reconciliation to cash provided by operating activities
Depreciation and amortization	975.9	926.3
Deferred income taxes and investment tax credits, net	209.4	162.9
Contributions and payments related to pension and OPEB plans	(113.2)	(65.9)
Equity income in transmission affiliates, net of distributions	(29.1)	(2.9)
Change in –
Accounts receivable and unbilled revenues, net	16.1	98.2
Materials, supplies, and inventories	21.2	(1.5)
Other current assets	13.4	(7.1)
Accounts payable	(61.3)	1.5
Other current liabilities	(41.2)	78.7
Other, net	3.4	20.6
Net cash provided by operating activities	2,196.0	2,345.5

Investing activities
Capital expenditures	(2,238.8)	(2,260.8)
Acquisition of Blooming Grove Wind Energy Center LLC, net of restricted cash acquired of $24.1	(364.6)	—
Acquisition of Tatanka Ridge Wind LLC	(239.9)	—
Acquisition of Upstream Wind Energy LLC, net of cash and restricted cash acquired of $9.2	—	(268.2)
Capital contributions to transmission affiliates	(21.2)	(52.6)
Proceeds from the sale of assets and businesses	20.3	37.6
Proceeds from the sale of investments held in rabbi trust	56.2	0.2
Purchase of investments held in rabbi trust	(37.8)	—
Reimbursement for American Transmission Company LLC's construction costs	1.1	32.4
Insurance proceeds received for property damage	23.2	—
Other, net	(5.3)	16.5
Net cash used in investing activities	(2,806.8)	(2,494.9)

Financing activities
Exercise of stock options	43.8	67.0
Purchase of common stock	(99.2)	(140.1)
Dividends paid on common stock	(798.0)	(744.5)
Issuance of long-term debt	2,373.6	1,895.0
Retirement of long-term debt	(1,767.0)	(360.1)
Issuance of short-term loan	340.0	—
Change in other short-term debt	606.1	(609.3)
Payments for debt extinguishment and issuance costs	(55.8)	(12.5)
Purchase of additional ownership interest in Upstream Wind Energy LLC from noncontrolling interest	(31.0)	—
Other, net	(11.4)	(9.9)
Net cash provided by financing activities	601.1	85.6

Net change in cash, cash equivalents, and restricted cash	(9.7)	(63.8)
Cash, cash equivalents, and restricted cash at beginning of year	82.3	146.1
Cash, cash equivalents, and restricted cash at end of year	$72.6	$82.3